EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-124665 of our report dated April 21, 2005 (June 7, 2005 as to Note 13), relating to the consolidated financial statements of Anna’s Linens, Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

June 21, 2005